EXHIBIT 99.1
Spark Energy, Inc. Reports Second Quarter 2014 Financial Results
HOUSTON, Sept. 10, 2014 (GLOBE NEWSWIRE) -- Spark Energy, Inc. (Nasdaq:SPKE), a Delaware corporation ("Spark"), today reported financial results for the quarter ended June 30, 2014. Spark began trading on the NASDAQ Global Select Market on July 29, 2014 in connection with its initial public offering of 3,000,000 shares of its Class A common stock, par value $0.01 per share. We will not hold an earnings call for second quarter results; however, we intend to hold earnings calls for subsequent quarters.
For the second quarter of 2014, net income totaled $0.2 million, Adjusted EBITDA was $1.4 million, and Retail Gross Margin was $17.9 million. Adjusted EBITDA and Retail Gross Margin, which are financial measures not presented in accordance with U.S. generally accepted accounting principles ("GAAP"), are defined and reconciled to their most directly comparable GAAP financial measures below.
"We are extremely pleased to announce our second quarter results," said Nathan Kroeker, Spark Energy, Inc.'s President and Chief Executive Officer. "In our final full quarter as a non-public company, we saw unit margins in both our retail natural gas and retail electricity segments improve from the polar vortex-induced, diminished unit margins we saw in the first quarter of 2014. In addition, we accelerated our customer acquisitions to take advantage of the market opportunity to acquire higher margin, carbon neutral, natural gas customers in the Southwest Region. This customer acquisition spending continued to increase into the third quarter. Consistent with our historical experience, we anticipate seeing the results of this investment reflected in gross margin six to twelve months from the acquisition date of each customer. Following the completion of our IPO, we began the transition from this accelerated growth to providing maximum return to our shareholders through more steady, predictable growth in line with our longer term projections."
Summary Second Quarter 2014 Financial Results
For the quarter ended June 30, 2014, Spark reported Adjusted EBITDA of $1.4 million compared to Adjusted EBITDA of $5.2 million for the second quarter ended June 30, 2013. This decrease was primarily due to increased customer acquisition costs of approximately $5.8 million as Spark re-launched its sales and marketing efforts in the third quarter of 2013 and has continued to grow customer counts through the second quarter of 2014.
For the second quarter ended June 30, 2014, Spark reported Retail Gross Margin of $17.9 million compared to Retail Gross Margin of $17.0 million for the second quarter ended June 30, 2013. While Retail Gross Margin remained relatively flat, unit margins expanded against declining volumes, reflecting our focus on higher margin residential customers.
About Spark Energy, Inc.
Spark Energy, Inc. is an established and growing independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for their natural gas and electricity. Headquartered in Houston, Texas, Spark currently operates in 16 states and serves 46 utility territories. Spark offers its customers a variety of product and service choices, including stable and predictable energy costs, green products, and potential cost savings.
Cautionary Note Concerning Forward-Looking Statements
This earnings release contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These statements can be identified by the use of forward-looking terminology including "may," "should," "likely," "will," "believe," "expect," "anticipate," "estimate," "continue," "plan," "intend," "projects," or other similar words. All statements, other than statements of historical fact included in this release, regarding strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. Forward-looking statements appear in a number of places in this release and may include statements about business strategy and prospects for growth, customer acquisition costs, ability to pay cash dividends, cash flow generation and liquidity, availability of terms of capital, competition and government regulation and general economic conditions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct.
The forward-looking statements in this release are subject to risks and uncertainties. Important factors which could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to:
•changes in commodity prices,
•extreme and unpredictable weather conditions,
•the sufficiency of risk management and hedging policies,

•customer concentration,
•federal, state and local regulation,
•key license retention,
•increased regulatory scrutiny and compliance costs;
•our ability to borrow funds and access credit markets
•restrictions in our debt agreements and collateral requirements,
•credit risk with respect to suppliers and customers,
•level of indebtedness,
•changes in costs to acquire customers,
•actual customer attrition rates,
•accuracy of internal billing systems,
•competition, and
•the "Risk Factors" in our prospectus as described below.
You should review the risk factors included in the prospectus relating to our initial public offering that was filed with the Securities and Exchange Commission which could cause our actual results to differ materially from those contained in any forward-looking statement.
All forward-looking statements speak only as of the date of this release. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SPARK ENERGY, INC.
CONDENSED COMBINED BALANCE SHEETS
AS OF JUNE 30, 2014 AND DECEMBER 31, 2013
(in thousands)
(unaudited)
	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$1,487	$7,189
Accounts receivable, net of allowance for doubtful accounts	48,385	62,678
Accounts receivable-affiliates	40	6,794
Inventory	4,011	4,322
Fair value of derivative assets	980	8,071
Customer acquisition costs	10,959	4,775
Prepaid assets	1,578	1,032
Other current assets	10,549	6,430
Total current assets	77,989	101,291
Property and equipment, net	4,310	4,817
Fair value of derivative assets	74	6
Customer acquisition costs	4,085	2,901
Other assets	—	58
Total Assets	$86,458	$109,073
Liabilities and Member's Equity
Current liabilities:
Accounts payable	$35,025	$36,971
Accounts payable-affiliates	261	—
Accrued liabilities	4,889	6,838
Fair value of derivative liabilities	3,281	1,833
Note payable	41,050	27,500
Other current liabilities	2,833	—
Total current liabilities	87,339	73,142
Long-term liabilities:
Fair value of derivative liabilities	3	18
Total liabilities	87,342	73,160
Member's equity:
Member's equity	(884)	35,913
Total Member's equity	(884)	35,913
Total Liabilities and Member's Equity	$86,458	$109,073
Note: See the Company's free writing prospectus filed with the SEC on July 25, 2014 for an explanation regarding the changes in member's equity and the pro forma changes in member's equity as a result of the offering and the related reorganizational transactions.

SPARK ENERGY, INC.
CONDENSED COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2014 AND 2013
(in thousands)
(unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues:
Retail revenues (including retail revenues—affiliates of $681 and $311 for the three months ended June 30, 2014 and 2013, respectively, and retail revenues—affiliates of $2,170 and $510 for the six months ended June 30, 2014 and 2013, respectively)	$65,743	$67,263	$170,095	$167,716
Net asset optimization revenues (including asset optimization revenues-affiliates of $4,634 and $1,313 for the three months ended June 30, 2014 and 2013, respectively, and $7,134 and $2,765 for the six months ended June 30, 2014 and 2013, respectively, and asset optimization revenues affiliates cost of revenues of $10,654 and $540 for the three months ended June 30, 2014 and 2013, respectively, and $18,554 and $503 for the six months ended June 30, 2014 and 2013, respectively)	197	(1,782)	1,821	(2,939)
Total Revenues	65,940	65,481	171,916	164,777
Operating Expenses:
Retail cost of revenues (including retail cost of revenues-affiliates of less than $0.1 million and less than $0.1 million for both the three and six months ended June 30, 2014 and 2013)	52,387	52,406	140,508	122,399
General and administrative	9,747	9,437	17,860	18,712
Depreciation and amortization	3,252	4,284	6,211	9,314
Total Operating Expenses	65,386	66,127	164,579	150,425
Operating income (loss)	554	(646)	7,337	14,352
Other (expense)/income:
Interest expense	(222)	(286)	(535)	(670)
Interest and other income	1	1	71	12
Total other expenses	(221)	(285)	(464)	(658)
Income (loss) before income tax expense	333	(931)	6,873	13,694
Income tax expense	132	14	164	28
Net income (loss)	$201	$(945)	$6,709	$13,666
Other comprehensive income (loss):
Deferred gain (loss) from cash flow hedges	—	(591)	—	2,620
Reclassification of deferred gain (loss) from cash flow hedges into net income	—	198	—	(84)
Comprehensive income (loss)	$201	$(1,338)	$6,709	$16,202

SPARK ENERGY, INC.
CONDENSED COMBINED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013
(in thousands)
(unaudited)
	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities:
Net income	$6,709	$13,666
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization expense	6,211	9,314
Amortization and write off of deferred financing costs	225	231
Allowance for doubtful accounts and bad debt expense	2,027	1,086
(Gain) loss on derivatives, net	(1,440)	641
Current period cash settlements on derivatives, net	10,256	810
Changes in assets and liabilities:
Decrease in accounts receivable	12,266	10,877
Decrease in accounts receivable—affiliates	6,754	6,119
Decrease in inventory	311	803
Increase in customer acquisition costs	(11,668)	(866)
Increase in prepaid and other current assets	(5,250)	(2,024)
Decrease in other assets	58	92
Decrease in accounts payable	(1,946)	(133)
Increase in accounts payable- affiliates	261	—
Decrease in accrued liabilities	(1,949)	(2,529)
Increase (decrease) in other liabilities	2,833	(518)
Net cash provided by operating activities	25,658	37,569
Cash flows from investing activities:
Purchases of property and equipment	(1,404)	(353)
Net cash used in investing activities	(1,404)	(353)
Cash flows from financing activities:
Borrowings on notes payable	48,550	14,000
Payments on notes payable	(35,000)	(21,000)
Member distributions, net	(43,506)	(32,333)
Net cash used in financing activities	(29,956)	(39,333)
Decreases in cash and cash equivalents	(5,702)	(2,117)
Cash and cash equivalents—beginning of period	7,189	6,559
Cash and cash equivalents—end of period	$1,487	$4,442
Cash paid during the period for:
Interest	$395	$395
Taxes	$150	$195

SPARK ENERGY, INC.
OPERATING SEGMENT RESULTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2014 AND 2013
(in millions, except per unit operating data)
(unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Retail Natural Gas Segment
Total Revenues	$23.2	$18.6	$85.7	$70.4
Retail Cost of Revenues	16.7	14.9	67.1	50.4
Less: Net Asset Optimization Revenues	0.2	(1.8)	1.8	(2.9)
Less: Net Gains (Losses) on non-trading derivatives, net of cash settlements	(0.8)	(0.7)	(1.0)	(3.2)
Retail Gross Margin—Gas	7.1	6.2	17.8	26.1
Retail Gross Margin-Gas per MMBtu	2.83	2.28	1.96	2.69
Retail Electricity Segment
Total Revenues	$42.8	$46.9	$86.2	$94.4
Retail Cost of Revenues	35.8	37.5	73.4	72.0
Less: Net Gains (Losses) on non-trading derivatives, net of cash settlements	(3.8)	(1.4)	(4.9)	(0.3)
Retail Gross Margin—Electricity	10.8	10.8	17.7	22.7
Retail Gross Margin—Electricity per MWh	29.17	23.84	23.55	24.37

Reconciliation of GAAP to Non-GAAP Measures
Adjusted EBITDA
We define "Adjusted EBITDA" as EBITDA less (i) customer acquisition costs incurred in the current period, (ii) net gain (loss) on derivative instruments, and (iii) net current period cash settlements on derivative instruments, plus (iv) non-cash compensation expense and (v) other non-cash operating items. EBITDA is defined as net income before provision for income taxes, interest expense and depreciation and amortization. We deduct all current period customer acquisition costs in the Adjusted EBITDA calculation because such costs reflect a cash outlay in the year in which they are incurred, even though we capitalize such costs and amortize them over 24 months in accordance with our accounting policies. The deduction of current period customer acquisition costs is consistent with how we manage our business, but the comparability of Adjusted EBITDA between periods may be affected by varying levels of customer acquisition costs. We deduct our net gains (losses) on derivative instruments, excluding current period cash settlements, from the Adjusted EBITDA calculation in order to remove the non-cash impact of net gains and losses on derivative instruments. Although we have not historically incurred non-cash compensation expense, we expect that we will incur non-cash compensation expense for reporting periods subsequent to our initial public offering as a result of equity awards that are issued under our long-term incentive plan.
We believe that the presentation of Adjusted EBITDA provides information useful to investors in assessing our liquidity and financial condition and results of operations and that Adjusted EBITDA is also useful to investors as a financial indicator of a company's ability to incur and service debt, pay dividends and fund capital expenditures. Adjusted EBITDA is a supplemental financial measure that management and external users of our combined financial statements, such as industry analysts, investors, commercial banks and rating agencies, use to assess the following, among other measures:
•our operating performance as compared to other publicly traded companies in the retail energy industry, without regard to financing methods, capital structure or historical cost basis;
•the ability of our assets to generate earnings sufficient to support our proposed cash dividends; and
•our ability to fund capital expenditures (including customer acquisition costs) and incur and service debt.
The GAAP measures most directly comparable to Adjusted EBITDA are net income and net cash provided by operating activities. Our non-GAAP financial measure of Adjusted EBITDA should not be considered as an alternative to net income or net cash provided by operating activities. Adjusted EBITDA is not a presentation made in accordance with GAAP and has important limitations as an analytical tool. You should not consider Adjusted EBITDA in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA excludes some, but not all, items that affect net income and net cash provided by operating activities, and is defined differently by different companies in our industry, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
Management compensates for the limitations of Adjusted EBITDA as an analytical tool by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these data points into management's decision-making process.
The following tables present a reconciliation of Adjusted EBITDA to net income (loss) and net cash provided by operating activities for the periods indicated.

APPENDIX TABLES A-1 AND A-2
ADJUSTED EBITDA RECONCILIATION
(in thousands)
(unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Reconciliation of Adjusted EBITDA to Net Income:
Net Income (Loss)	$201	$(945)	$6,709	$13,666
Depreciation and amortization	3,252	4,284	6,211	9,314
Interest expense	222	286	535	670
Income tax expense	132	14	164	28
EBITDA	3,807	3,639	13,619	23,678
Less:
Net, Gains (losses) on derivative instruments	(4,019)	(2,884)	1,440	(641)
Net, Cash settlements on derivative instruments	(59)	661	(10,256)	(810)
Customer acquisition costs	6,441	646	11,668	866
Adjusted EBITDA	$1,444	$5,216	$10,767	$24,263

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Reconciliation of Adjusted EBITDA to net cash provided by operating activities:
Net cash provided by operating activities	$19,448	$19,702	$25,658	$37,569
Amortization and write off of deferred financing costs	(112)	(111)	(225)	(231)
Allowance for doubtful accounts and bad debt expense	(1,462)	(573)	(2,027)	(1,086)
Interest expense	222	286	535	670
Income tax expense	132	14	164	28
Changes in operating working capital
Accounts receivable, prepaids, current assets	(40,878)	(8,481)	(13,770)	(14,972)
Inventory	4,011	2,608	(311)	(803)
Accounts payable and accrued liabilities	21,969	(8,349)	3,634	2,662
Other	(1,886)	120	(2,891)	426
Adjusted EBITDA	$1,444	$5,216	$10,767	$24,263

Retail Gross Margin
We define "Retail Gross Margin" as operating income plus (i) depreciation and amortization expenses and (ii) general and administrative expenses, less (i) net asset optimization revenues, (ii) net gains (losses) on derivative instruments, and (iii) net current period cash settlements on derivative instruments. Retail gross margin is included as a supplemental disclosure because it is a primary performance measure used by our management to determine the performance of our retail natural gas and electricity business by removing the impacts of our asset optimization activities and net non-cash income (loss) impact of our economic hedging activities. As an indicator of our retail energy business' operating performance, retail gross margin should not be considered an alternative to, or more meaningful than, operating income, as determined in accordance with GAAP.
The following table presents a reconciliation of Retail Gross Margin to operating income (loss) for each of the periods indicated.

APPENDIX TABLE A-3
RETAIL GROSS MARGIN RECONCILIATION
(in thousands)
(unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Reconciliation of Retail Gross Margin to Operating Income:
Operating Income (loss)	$554	$(646)	$7,337	$14,352
Depreciation and amortization	3,252	4,284	6,211	9,314
General and administrative	9,747	9,437	17,860	18,712
Less:
Net asset optimization revenue	197	(1,782)	1,821	(2,939)
Net, Gains (losses) on derivative instruments	(4,438)	(2,761)	7,010	(2,187)
Net, Cash settlements on derivative instruments	(97)	602	(12,998)	(1,304)
Retail Gross Margin	$17,891	$17,016	$35,575	$48,808

CONTACT: Spark Energy, Inc.

Investors:
Andy Davis, 832-200-3727

Media:
Jenn Korell, 281-833-4151